Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:

Michelle D. Esterman
Chief Financial Officer
T: (770) 612-7007
E: Michelle.Esterman@altisource.com

ALTISOURCE ANNOUNCES THIRD QUARTER 2019 FINANCIAL RESULTS

Third Quarter 2019

•	Service revenue of $133.8 million

•	Income from operations of $18.2 million and adjusted operating income(1) of $7.8 million

•	Income before income taxes and non-controlling interests of $13.0 million and adjusted pretax income attributable to Altisource(1) of $4.4 million

•	Net income attributable to Altisource of $7.2 million, or $0.44 per diluted share, and adjusted net income attributable to Altisource(1) of $4.0 million, or $0.25 per diluted share
Luxembourg, October 24, 2019 - Altisource Portfolio Solutions S.A. (“Altisource” or the “Company”) (NASDAQ: ASPS), a leading provider and marketplace for the real estate and mortgage industries, today reported financial results for the third quarter 2019.
“During the third quarter, we continued to make solid progress on-boarding new customers and growing revenue from other newer customers. Third quarter 2019 revenue from customers other than Ocwen, NRZ and RESI in our core lines of business was 12.3% higher than the same period in 2018 and 16.5% higher than last quarter. We anticipate this trend, on a seasonally adjusted basis, to continue,” said Chairman and Chief Executive Officer William B. Shepro.
Mr. Shepro further commented, “We also continued to streamline Altisource to focus on the larger growth opportunities in our core lines of business. We sold the Financial Services business, created a separate Pointillist entity to position it to raise equity capital, sold the remaining buy-renovate-lease-sell (“BRS”) inventory and, in October, we began winding down and closing the Owners.com business. We have used proceeds from these and other sales to repay $110 million of debt since June of last year.”
Third quarter 2019 service revenue of $133.8 million was 32% lower than the third quarter 2018, primarily from the July 1, 2019 sale of the Financial Services business, lower REALServicing revenue from Ocwen’s second quarter 2019 migration to another servicing system, discontinuation of the BRS business, reduction in size of the Ocwen Financial Corporation (“Ocwen”) servicing portfolio and Front Yard Residential Corporation (“RESI”) REO portfolio, and the temporary impact that Ocwen’s transition to another servicing system had on default related referral volume and REO inventory conversion rates. The Company estimates that revenue was approximately $7.8 million lower in the third quarter of 2019 because of lower REO inventory conversion rates related to Ocwen’s transition to a new servicing system. Pretax earnings were negatively impacted by a similar amount since the Company’s cost structure would have supported this anticipated revenue. The Company believes that the lower conversion rates are a timing item and anticipates returning to normal conversion rates over the course of the next couple of quarters.
Third quarter 2019 operating income of $18.2 million was 13% lower than the third quarter 2018, primarily from the impact of revenue declines discussed above, revenue mix with lower revenue from high margin businesses and higher restructuring costs, partially offset by lower selling, general and administrative expenses from the benefits of restructuring activities and a higher pretax gain on the sale of businesses.
Third quarter 2019 adjusted operating income(1) of $7.8 million was 70% lower than the third quarter 2018, primarily from the impact of revenue declines and revenue mix discussed above, partially offset by the benefits of restructuring activities.
Third quarter 2019 income before income taxes and non-controlling interests of $13.0 million was 20% lower than the third quarter 2018, primarily from lower operating income discussed above, partially offset by higher unrealized gains on our investment in RESI and lower interest expense.
Third quarter 2019 adjusted pretax income attributable to Altisource(1) of $4.4 million was 76% lower than the third quarter 2018, primarily from lower adjusted operating income(1) discussed above, partially offset by lower interest expense.
Third quarter 2019 earnings per diluted share was $0.44, or 10% lower compared to third quarter 2018 earnings per share of $0.49. The decline in earnings per share was primarily due to lower income before income taxes and non-controlling interests discussed above, partially offset by fewer diluted shares outstanding from share repurchases.
Third quarter 2019 adjusted earnings per share(1) of $0.25 was 64% lower than the third quarter 2018, primarily from lower adjusted pretax income attributable to Altisource(1) discussed above, partially offset by fewer diluted shares outstanding from share repurchases.
Third Quarter 2019 Highlights(2)
Streamlining Altisource:

•
Closed the sale of our Financial Services business, consisting of our Asset Recovery Management, Customer Relationship Management and Mortgage Charge-Off Collections businesses, for $44 million, consisting of an up-front payment of $40 million less adjustments for targeted working capital and transaction costs, and an additional $4 million scheduled to be paid on the one year anniversary of the closing

•	Sold 110,434 RESI shares for net proceeds of $1.3 million

•	Sold the remaining BRS inventory for net proceeds of $0.4 million

•
On October 8, 2019, announced the decision to wind down and close Owners.com operations given the anticipated time horizon and level of additional investment needed in order for Owners.com to operate independently, eliminating the cash burn associated with the business

Financial:

•	Repurchased 0.3 million shares of Altisource common stock at an average price of $20.24 per share

•	Used net proceeds from the sale of the Financial Services business and the sale of RESI shares to repay $39 million of the senior secured term loan

•	Ended the third quarter 2019 with $107.0 million of cash, cash equivalents and investment in equity securities

•	Ended the third quarter 2019 with $187.0 million of net debt less investment in equity securities(1), 22% lower than September 30, 2018
Business Highlights:
Field Services

•
Grew Field Services revenue from customers other than Ocwen, New Residential Investment Corp. (“NRZ”) and RESI by 173% compared to the third quarter of 2018 and by 51% compared to second quarter of 2019

•	Began receiving Field Services referrals from a Top Five servicer and pre-foreclosure Field Services referrals from another servicer
Marketplace

•	Grew Hubzu revenue from customers other than Ocwen, NRZ and RESI by 43% compared to the third quarter of 2018 and by 42% compared to second quarter of 2019

•	Grew Hubzu inventory from customers other than Ocwen, NRZ and RESI by 63% since September 30, 2018, with such inventory representing 31% of total Hubzu inventory as of September 30, 2019

•	Began receiving Hubzu REO auction referrals from a top tier non-bank specialty servicer
Mortgage and Real Estate Solutions

•	Grew Mortgage and Real Estate Solutions revenue from customers other than Ocwen, NRZ and RESI by 13% compared to the third quarter of 2018 and by 16% compared to second quarter of 2019

Third Quarter and Year-to-Date September 30, 2019 Results Compared to the Third Quarter and Year-to-Date September 30, 2018:

(in thousands, except per share data)	Third quarter 2019	Third quarter 2018	% Change	Year-to-Date Sept. 30, 2019	Year-to-Date Sept. 30, 2018	% Change
Service revenue	$133,781	$196,906	(32)	$489,300	$594,533	(18)
Income from operations	18,200	20,918	(13)	24,515	40,464	(39)
Adjusted operating income(1)	7,790	25,693	(70)	42,095	64,041	(34)
Income before income taxes and non-controlling interests	12,955	16,129	(20)	20,898	14,228	47
Pretax income attributable to Altisource(1)	12,544	15,275	(18)	18,807	12,162	55
Adjusted pretax income attributable to Altisource(1)	4,428	18,268	(76)	24,656	44,359	(44)
Net income (loss) attributable to Altisource	7,165	8,667	(17)	(1,863)	6,103	(131)
Adjusted net income attributable to Altisource(1)	3,957	12,193	(68)	18,855	30,823	(39)
Diluted earnings (loss) per share	0.44	0.49	(10)	(0.12)	0.35	(134)
Adjusted diluted earnings per share(1)	0.25	0.69	(64)	1.15	1.74	(34)
Cash flows from operating activities	(10,962)	20,397	(154)	22,194	43,650	(49)
Adjusted cash flows from operating activities(1)	(11,376)	36,796	(131)	(10,821)	65,933	(116)
Adjusted cash flows from operating activities less additions to premises and equipment(1)	(11,646)	35,345	(133)	(12,025)	61,726	(119)

•
Third quarter and year-to-date September 30, 2019 income from operations include restructuring charges of $2.8 million and $9.1 million, respectively ($3.4 million in the third quarter and year-to-date September 30, 2018), related to Project Catalyst. Third quarter and year-to-date September 30, 2019 include a $17.6 million gain on the sale of the Financial Services business and the third quarter and year-to-date September 30, 2018 include a $13.7 million gain on the sale of the Rental Property Management Business. The third quarter 2019 includes a net sales tax loss reimbursement from clients of $1.7 million and year-to-date September 30, 2019 includes a net sales tax accrual of $0.3 million ($5.9 million sales tax accrual in the third quarter and year-to-date September 30, 2018). Year-to-date September 30, 2019 includes a loss on the BRS portfolio sale of $1.8 million and an other asset write-off from a business exit of $0.2 million (no comparable amounts in 2018). Third quarter and year-to-date September 30, 2018 include a litigation settlement loss of $0.5 million (no comparable amounts in 2019).

•
Third quarter and year-to-date September 30, 2019 pretax income attributable to Altisource(1) include unrealized mark-to-market (loss) gain on our equity investment in RESI of $(2.3) million and $11.7 million, respectively, compared to the third quarter and year-to-date 2018 unrealized mark-to-market gain (loss) on our equity investment in RESI of $1.8 million and $(4.2) million, respectively. Year-to-date September 30, 2018 includes the write-off of net discount and debt issuance costs from debt refinancing of $4.4 million (no comparable amounts in 2019).

•
Year-to-date September 30, 2019 net income (loss) attributable to Altisource includes non-cash income tax provision of $12.3 million to reflect a change in the Luxembourg statutory income tax rate from 26.0% to 24.9% (no comparable amounts in the third quarter 2019 and year-to-date 2018). Third quarter 2019 includes an adjustment to foreign income tax reserves (no comparable amounts in 2018). Third quarter and year-to-date September 30, 2018 include a $1.6 million income tax provision for certain foreign income tax reserves (no comparable amounts in 2019).

________________________

(1)	This is a non-GAAP measure that is defined and reconciled to the corresponding GAAP measure herein.

(2)	Applies to 2019 unless otherwise indicated.

Forward-Looking Statements
This press release contains forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements include all statements that are not historical fact, including statements about management’s beliefs and expectations. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “seek,” “believe,” “potential” and similar expressions. Forward-looking statements are based on management’s beliefs as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to the future and are not statements of historical fact, actual results may differ materially from what is contemplated by the forward-looking statements. Altisource does not undertake, and expressly disclaims, any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, our ability to retain existing customers and attract new customers and the potential for changes in our customer relationships; various risks relating to our ability to effectively manage our regulatory and contractual obligations; the adequacy of our financial resources, including our sources of liquidity and ability to repay borrowings and comply with our Credit Agreement, including the financial and other covenants contained therein; as well as Altisource’s ability to retain key executives or employees, general economic and market conditions, behavior of customers, suppliers and/or competitors, technological developments, governmental regulations, taxes and policies, and other risks and uncertainties detailed in the “Forward-Looking Statements,” “Risk Factors” and other sections of Altisource’s Form 10-K and other filings with the Securities and Exchange Commission.
Webcast
Altisource will host a webcast at 8:30 a.m. EDT today to discuss our third quarter. A link to the live audio webcast will be available on Altisource’s website in the Investor Relations section. Those who want to listen to the call should go to the website at least fifteen minutes prior to the call to register, download and install any necessary audio software. A replay of the conference call will be available via the website approximately two hours after the conclusion of the call and will remain available for approximately 30 days.
About Altisource
Altisource Portfolio Solutions S.A. is an integrated service provider and marketplace for the real estate and mortgage industries. Combining operational excellence with a suite of innovative services and technologies, Altisource helps solve the demands of the ever-changing markets we serve. Additional information is available at www.Altisource.com.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share data)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018

Service revenue	$133,781	$196,906	$489,300	$594,533
Reimbursable expenses	7,213	6,815	16,484	23,970
Non-controlling interests	499	854	2,179	2,066
Total revenue	141,493	204,575	507,963	620,569
Cost of revenue	103,693	140,765	371,167	434,010
Reimbursable expenses	7,213	6,815	16,484	23,970
Gross profit	30,587	56,995	120,312	162,589
Operating expenses (income):
Selling, general and administrative expenses	27,184	46,329	104,275	132,377
Gain on sale of businesses	(17,558)	(13,688)	(17,558)	(13,688)
Restructuring charges	2,761	3,436	9,080	3,436
Income from operations	18,200	20,918	24,515	40,464
Other income (expense), net
Interest expense	(3,357)	(6,725)	(16,656)	(19,615)
Unrealized (loss) gain on investment in equity securities	(2,294)	1,782	11,731	(4,186)
Other income (expense), net	406	154	1,308	(2,435)
Total other income (expense), net	(5,245)	(4,789)	(3,617)	(26,236)

Income before income taxes and non-controlling interests	12,955	16,129	20,898	14,228
Income tax provision	(5,379)	(6,608)	(20,670)	(6,059)

Net income	7,576	9,521	228	8,169
Net income attributable to non-controlling interests	(411)	(854)	(2,091)	(2,066)

Net income (loss) attributable to Altisource	$7,165	$8,667	$(1,863)	$6,103

Earnings (loss) per share:
Basic	$0.45	$0.51	$(0.12)	$0.36
Diluted	$0.44	$0.49	$(0.12)	$0.35

Weighted average shares outstanding:
Basic	15,897	17,033	16,133	17,184
Diluted	16,151	17,575	16,133	17,669

Comprehensive income (loss):
Net income	$7,576	$9,521	$228	$8,169
Other comprehensive (loss) income, net of tax:
Reclassification of unrealized gain on investment in equity securities, net of income tax provision of $200, to retained earnings from the cumulative effect of an accounting change	—	—	—	(733)

Comprehensive income, net of tax	7,576	9,521	228	7,436
Comprehensive income attributable to non-controlling interests	(411)	(854)	(2,091)	(2,066)

Comprehensive income (loss) attributable to Altisource	$7,165	$8,667	$(1,863)	$5,370

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)

	September 30, 2019	December 31, 2018

ASSETS
Current assets:
Cash and cash equivalents	$66,901	$58,294
Investment in equity securities	40,093	36,181
Accounts receivable, net	64,083	36,466
Short-term investments in real estate	—	39,873
Prepaid expenses and other current assets	16,254	30,720
Total current assets	187,331	201,534

Premises and equipment, net	28,431	45,631
Right-of-use assets under operating leases	26,028	—
Goodwill	79,009	81,387
Intangible assets, net	65,318	91,653
Deferred tax assets, net	293,412	309,089
Other assets	9,600	12,406

Total assets	$689,129	$741,700

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$66,999	$87,240
Deferred revenue	5,274	10,108
Other current liabilities	16,721	7,030
Total current liabilities	88,994	104,378

Long-term debt	287,707	331,476
Other non-current liabilities	23,772	9,178

Commitments, contingencies and regulatory matters

Equity:
Common stock ($1.00 par value; 100,000 shares authorized, 25,413 issued and 15,778 outstanding as of September 30, 2019; 16,276 outstanding as of December 31, 2018)	25,413	25,413
Additional paid-in capital	130,951	122,667
Retained earnings	579,557	590,655
Treasury stock, at cost (9,635 shares as of September 30, 2019 and 9,137 shares as of December 31, 2018)	(448,590)	(443,304)
Altisource equity	287,331	295,431

Non-controlling interests	1,325	1,237
Total equity	288,656	296,668

Total liabilities and equity	$689,129	$741,700

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine months ended September 30,
	2019	2018
Cash flows from operating activities:
Net income	$228	$8,169
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,196	24,743
Amortization of right-of-use assets under operating leases	9,145	—
Amortization of intangible assets	15,489	21,311
Unrealized (gain) loss on investment in equity securities	(11,731)	4,186
Share-based compensation expense	8,284	6,150
Bad debt expense	114	2,408
Amortization of debt discount	499	513
Amortization of debt issuance costs	552	739
Deferred income taxes	15,568	(676)
Loss on disposal of fixed assets	330	723
Gain on sale of businesses	(17,558)	(13,688)
Loss on debt refinancing	—	4,434
Changes in operating assets and liabilities (excludes effect of sale of businesses):
Accounts receivable	(31,580)	4,515
Short-term investments in real estate	39,873	(22,283)
Prepaid expenses and other current assets	12,588	5,403
Other assets	(55)	554
Accounts payable and accrued expenses	(17,058)	10,774
Current and non-current operating lease liabilities	(9,713)	—
Other current and non-current liabilities	(6,977)	(14,325)
Net cash provided by operating activities	22,194	43,650

Cash flows from investing activities:
Additions to premises and equipment	(1,204)	(4,207)
Proceeds received from sale of equity securities	7,819	—
Proceeds from the sale of a business	38,027	15,000
Other	1,087	—
Net cash provided by investing activities	45,729	10,793

Cash flows from financing activities:
Proceeds from issuance of long-term debt	—	407,880
Repayments and repurchases of long-term debt	(44,820)	(436,821)
Debt issuance costs	—	(5,042)
Proceeds from stock option exercises	392	3,576
Purchase of treasury shares	(13,397)	(21,771)
Distributions to non-controlling interests	(2,003)	(1,912)
Payments of tax withholding on issuance of restricted share units and restricted shares	(1,516)	(608)
Net cash used in financing activities	(61,344)	(54,698)

Net increase (decrease) in cash, cash equivalents and restricted cash	6,579	(255)
Cash, cash equivalents and restricted cash at the beginning of the period	64,046	108,843

Cash, cash equivalents and restricted cash at the end of the period	$70,625	$108,588

Supplemental cash flow information:
Interest paid	$16,271	$17,889
Income taxes paid, net	2,397	4,162
Acquisition of right-of-use assets with operating lease liabilities	5,888	—
Reduction of right-of-use assets from operating lease modifications or reassessments	(3,458)	—

Non-cash investing and financing activities:
Net increase in payables for purchases of premises and equipment	$203	$12

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

Adjusted operating income, pretax income attributable to Altisource, adjusted pretax income attributable to Altisource, adjusted net income attributable to Altisource, adjusted diluted earnings per share, adjusted cash flows from operating activities, adjusted cash flows from operating activities less additions to premises and equipment and net debt less investment in equity securities, which are presented elsewhere in this earnings release, are non-GAAP measures used by management, existing shareholders, potential shareholders and other users of our financial information to measure Altisource’s performance and do not purport to be alternatives to income from operations, income before income taxes and non-controlling interests, net (loss) income attributable to Altisource, diluted earnings (loss) per share, cash flows from operating activities and long-term debt, including current portion, as measures of Altisource’s performance. We believe these measures are useful to management, existing shareholders, potential shareholders and other users of our financial information in evaluating operating profitability and cash flow generation more on the basis of continuing cost and cash flows as they exclude amortization expense related to acquisitions that occurred in prior periods and non-cash share-based compensation, as well as the effect of more significant non-operational items from earnings, cash flows from operating activities and long-term debt net of cash on-hand and investment in equity securities. We believe these measures are also useful in evaluating the effectiveness of our operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance. Furthermore, we believe the exclusion of more significant non-operational items enables comparability to prior period performance and trend analysis.
It is management’s intent to provide non-GAAP financial information to enhance the understanding of Altisource’s GAAP financial information, and it should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure. The non-GAAP financial information presented may be determined or calculated differently by other companies. The non-GAAP financial information should not be unduly relied upon.
Adjusted operating income is calculated by removing intangible asset amortization expense, share-based compensation expense, loss on BRS portfolio sale, gain on sale of businesses, sales tax accrual, net of reimbursement, restructuring charges, other asset write-off from business exit and litigation settlement loss from income from operations. Pretax income attributable to Altisource is calculated by removing non-controlling interests from income before income taxes and non-controlling interests. Adjusted pretax income attributable to Altisource is calculated by removing non-controlling interests, intangible asset amortization expense, share-based compensation expense, loss on BRS portfolio sale, gain on sale of businesses, sales tax accrual, net of reimbursement, restructuring charges, other asset write-off from business exit, write-off of net discount and debt issuance costs from debt refinancing, unrealized (loss) gain on investment in equity securities and litigation settlement loss from income before income taxes and non-controlling interests. Adjusted net income attributable to Altisource is calculated by removing intangible asset amortization expense (net of tax), share-based compensation expense (net of tax), loss on BRS portfolio sale (net of tax), gain on sale of businesses (net of tax), sales tax accrual, net of reimbursement (net of tax), restructuring charges (net of tax), other asset write-off from business exit (net of tax), write-off of net discount and debt issuance costs from debt refinancing (net of tax), unrealized (loss) gain on investment in equity securities (net of tax), litigation settlement loss (net of tax) and certain income tax related items from net income (loss) attributable to Altisource. Adjusted diluted earnings per share is calculated by dividing net income (loss) attributable to Altisource after removing intangible asset amortization expense (net of tax), share-based compensation expense (net of tax), loss on BRS portfolio sale (net of tax), gain on sale of businesses (net of tax), sales tax accrual, net of reimbursement (net of tax), restructuring charges (net of tax), other asset write-off from business exit (net of tax), write-off of net discount and debt issuance costs from debt refinancing (net of tax), unrealized (loss) gain on investment in equity securities (net of tax), litigation settlement loss (net of tax) and certain income tax related items by the weighted average number of diluted shares. Adjusted cash flows from operating activities is calculated by removing the decrease (increase) in short-term investments in real estate and payment of sales tax accrual from cash flows from operating activities. Adjusted cash flows from operating activities less additions to premises and equipment is calculated by removing the decrease (increase) in short-term investments in real estate, payment of sales tax accrual and additions to premises and equipment from cash flows from operating activities. Net debt less investment in equity securities is calculated as long-term debt, including current portion, minus cash and cash equivalents and investment in equity securities.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

Reconciliations of the non-GAAP measures to the corresponding GAAP measures are as follows:

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018

Income from operations	$18,200	$20,918	$24,515	$40,464

Intangible asset amortization expense	3,298	6,620	15,489	21,311
Share-based compensation expense	2,831	2,039	8,284	6,150
Loss on BRS portfolio sale	—	—	1,770	—
Gain on sale of businesses	(17,558)	(13,688)	(17,558)	(13,688)
Sales tax accrual, net of reimbursement	(1,742)	5,868	311	5,868
Restructuring charges	2,761	3,436	9,080	3,436
Other asset write-off from business exit	—	—	204	—
Litigation settlement loss	—	500	—	500

Adjusted operating income	$7,790	$25,693	$42,095	$64,041

Income before income taxes and non-controlling interests	$12,955	$16,129	$20,898	$14,228

Non-controlling interests	(411)	(854)	(2,091)	(2,066)
Pretax income attributable to Altisource	12,544	15,275	18,807	12,162
Intangible asset amortization expense	3,298	6,620	15,489	21,311
Share-based compensation expense	2,831	2,039	8,284	6,150
Loss on BRS portfolio sale	—	—	1,770	—
Gain on sale of businesses	(17,558)	(13,688)	(17,558)	(13,688)
Sales tax accrual, net of reimbursement	(1,742)	5,868	311	5,868
Restructuring charges	2,761	3,436	9,080	3,436
Other asset write-off from business exit	—	—	204	—
Write-off of net discount and debt issuance costs from debt refinancing	—	—	—	4,434
Unrealized loss (gain) on investment in equity securities	2,294	(1,782)	(11,731)	4,186
Litigation settlement loss	—	500	—	500

Adjusted pretax income attributable to Altisource	$4,428	$18,268	$24,656	$44,359

Net income (loss) attributable to Altisource	$7,165	$8,667	$(1,863)	$6,103

Intangible asset amortization expense, net of tax	2,475	4,517	11,626	15,097
Share-based compensation expense, net of tax	2,125	1,391	6,218	4,357
Loss on BRS portfolio sale, net of tax	—	—	1,405	—
Gain on sale of businesses, net of tax	(9,427)	(9,341)	(9,427)	(9,341)
Sales tax accrual, net of reimbursement, net of tax	(1,308)	4,004	233	4,004
Restructuring charges, net of tax	2,114	2,345	6,994	2,345
Other asset write-off from business exit, net of tax	—	—	151	—
Write-off of net discount and debt issuance costs from debt refinancing, net of tax	—	—	—	3,232
Unrealized loss (gain) on investment in equity securities, net of tax	1,722	(1,319)	(8,805)	3,097
Litigation settlement loss, net of tax	—	341	—	341
Certain income tax related items	(909)	1,588	12,323	1,588

Adjusted net income attributable to Altisource	$3,957	$12,193	$18,855	$30,823

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018

Diluted earnings (loss) per share	$0.44	$0.49	$(0.12)	$0.35

Impact of using diluted share count instead of basic share count for a loss per share	—	—	0.01	—
Intangible asset amortization expense, net of tax, per diluted share	0.15	0.26	0.71	0.85
Share-based compensation expense, net of tax, per diluted share	0.13	0.08	0.38	0.25
Loss on BRS portfolio sale, net of tax, per diluted share	—	—	0.09	—
Gain on sale of businesses, net of tax, per diluted share	(0.58)	(0.53)	(0.57)	(0.53)
Sales tax accrual, net of reimbursement, net of tax, per diluted share	(0.08)	0.23	0.01	0.23
Restructuring charges, net of tax, per diluted share	0.13	0.13	0.43	0.13
Other asset write-off from business exit, net of tax, per diluted share	—	—	0.01	—
Write-off of net discount and debt issuance costs from debt refinancing, net of tax, per diluted share	—	—	—	0.18
Unrealized loss (gain) on investment in equity securities, net of tax, per diluted share	0.11	(0.08)	(0.54)	0.18
Litigation settlement loss, net of tax, per diluted share	—	0.02	—	0.02
Certain income tax related items per diluted share	(0.06)	0.09	0.75	0.09

Adjusted diluted earnings per share	$0.25	$0.69	$1.15	$1.74

Calculation of the impact of intangible asset amortization expense, net of tax
Intangible asset amortization expense	$3,298	$6,620	$15,489	$21,311
Tax benefit from intangible asset amortization	(823)	(2,103)	(3,863)	(6,214)
Intangible asset amortization expense, net of tax	2,475	4,517	11,626	15,097
Diluted share count	16,151	17,575	16,420	17,669

Intangible asset amortization expense, net of tax, per diluted share	$0.15	$0.26	$0.71	$0.85

Calculation of the impact of share-based compensation expense, net of tax
Share-based compensation expense	$2,831	$2,039	$8,284	$6,150
Tax benefit from share-based compensation expense	(706)	(648)	(2,066)	(1,793)
Share-based compensation expense, net of tax	2,125	1,391	6,218	4,357
Diluted share count	16,151	17,575	16,420	17,669

Share-based compensation expense, net of tax, per diluted share	$0.13	$0.08	$0.38	$0.25

Calculation of the impact of loss on BRS portfolio sale, net of tax
Loss on BRS portfolio sale	$—	$—	$1,770	$—
Tax benefit from loss on BRS portfolio sale	—	—	(365)	—
Loss on BRS portfolio sale, net of tax	—	—	1,405	—
Diluted share count	16,151	17,575	16,420	17,669

Loss on BRS portfolio sale, net of tax, per diluted share	$—	$—	$0.09	$—

Calculation of the impact of gain on sale of businesses, net of tax
Gain on sale of businesses	$(17,558)	$(13,688)	$(17,558)	$(13,688)
Tax provision from gain on sale of businesses	8,131	4,347	8,131	4,347
Gain on sale of businesses, net of tax	(9,427)	(9,341)	(9,427)	(9,341)
Diluted share count	16,151	17,575	16,420	17,669

Gain on sale of businesses, net of tax, per diluted share	$(0.58)	$(0.53)	$(0.57)	$(0.53)

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018

Calculation of the impact of sales tax accrual, net of reimbursement, net of tax
Sales tax accrual, net of reimbursement	$(1,742)	$5,868	$311	$5,868
Tax provision (benefit) from sales tax accrual, net of reimbursement	434	(1,864)	(78)	(1,864)
Sales tax accrual, net of reimbursement, net of tax	(1,308)	4,004	233	4,004
Diluted share count	16,151	17,575	16,420	17,669

Sales tax accrual, net of reimbursement, net of tax, per diluted share	$(0.08)	$0.23	$0.01	$0.23

Calculation of the impact of restructuring charges, net of tax
Restructuring charges	$2,761	$3,436	$9,080	$3,436
Tax benefit from restructuring charges	(647)	(1,091)	(2,086)	(1,091)
Restructuring charges, net of tax	2,114	2,345	6,994	2,345
Diluted share count	16,151	17,575	16,420	17,669

Restructuring charges, net of tax, per diluted share	$0.13	$0.13	$0.43	$0.13

Calculation of the impact of other asset write-off from business exit, net of tax
Other asset write-off from business exit	$—	$—	$204	$—
Tax benefit from other asset write-off from business exit	—	—	(53)	—
Other asset write-off from business exit, net of tax	—	—	151	—
Diluted share count	16,151	17,575	16,420	17,669

Other asset write-off from business exit, net of tax, per diluted share	$—	$—	$0.01	$—

Calculation of the impact of the write-off of net discount and debt issuance costs from debt refinancing, net of tax
Write-off of net discount and debt issuance costs from debt refinancing	$—	$—	$—	$4,434
Tax benefit from the write-off of net discount and debt issuance costs from debt refinancing	—	—	—	(1,202)
Write-off of net discount and debt issuance costs from debt refinancing, net of tax	—	—	—	3,232
Diluted share count	16,151	17,575	16,420	17,669

Write-off of net discount and debt issuance costs from debt refinancing, net of tax, per diluted share	$—	$—	$—	$0.18

Calculation of the impact of the unrealized loss (gain) on investment in equity securities, net of tax
Unrealized loss (gain) on investment in equity securities	$2,294	$(1,782)	$(11,731)	$4,186
Tax (benefit) provision from the unrealized loss (gain) on investment in equity securities	(572)	463	2,926	(1,089)
Unrealized loss (gain) on investment in equity securities, net of tax	1,722	(1,319)	(8,805)	3,097
Diluted share count	16,151	17,575	16,420	17,669

Unrealized loss (gain) on investment in equity securities, net of tax, per diluted share	$0.11	$(0.08)	$(0.54)	$0.18

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018

Calculation of the impact of litigation settlement loss, net of tax
Litigation settlement loss	$—	$500	$—	$500
Tax benefit from litigation settlement loss	—	(159)	—	(159)
Litigation settlement loss, net of tax	—	341	—	341
Diluted share count	16,151	17,575	16,420	17,669

Litigation settlement loss, net of tax, per diluted share	$—	$0.02	$—	$0.02

Certain income tax related items resulting from:
Deferred tax adjustment (Luxembourg tax rate change)	$—	$—	$12,323	$—
Foreign income tax reserves	(909)	1,588	—	1,588
Certain income tax related items	(909)	1,588	12,323	1,588
Diluted share count	16,151	17,575	16,420	17,669

Certain income tax related items per diluted share	$(0.06)	$0.09	$0.75	$0.09

Cash flows from operating activities	$(10,962)	$20,397	$22,194	$43,650
(Decrease) increase in short-term investments in real estate	(414)	16,399	(39,873)	22,283
Payment of sales tax accrual	—	—	6,858	—
Adjusted cash flows from operating activities	(11,376)	36,796	(10,821)	65,933
Less additions to premises and equipment	(270)	(1,451)	(1,204)	(4,207)

Adjusted cash flows from operating activities less additions to premises and equipment	$(11,646)	$35,345	$(12,025)	$61,726

	September 30, 2019	September 30, 2018

Senior secured term loan	$294,002	$388,760
Less: Cash and cash equivalents	(66,901)	(102,860)
Less: Investment in equity securities	(40,093)	(44,967)

Net debt less investment in equity securities	$187,008	$240,933

Note: Amounts may not add to the total due to rounding.